UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 22, 2007

CHAMPIONS BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Wilson Blvd.
Suite 102-316
Arlington, VA	22201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 526-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Champions Biotechnology, Inc., (the “Company”) announced that effective October 22, 2007, James Martell resigned as Chairman of the Board of Directors. He retains his positions of President, Chief Executive Officer and Director of the Company.

Effective October 22, 2007 Dr. David Sidransky was appointed the Chairman of the Board of Directors. Since 1994, Dr. David Sidransky, age 47, has been the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine, Baltimore, Maryland. He is a Professor of Oncology, Otolaryngology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at John Hopkins University and Hospital. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. Dr. Sidransky has served as Vice Chairman of the Board of Directors, and presently is a director of ImClone. He is a Vice Chairman of Alfacell and serves on the Board of Directors of Xenomics. He is serving and has served on scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others.

The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits

       (d)     Exhibits

       99.1     Press release October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2007	CHAMPIONS BIOTECHNOLOGY, INC.

	By:	/s/ James Martell
James Martell
Chief Executive Officer and President